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                                                                    EXHIBIT 23.4

                         [Deloitte & Touche Letterhead]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Hvide Marine Incorporated (the Company) for the registration of 6,000,000 shares of the Company's Class A common stock of our report dated May 19, 1997, with respect to the financial statements of the Marine Division of GMMOS, included in the Company's report on Form 8-K dated May 23, 1997.

                                          /S/ DELOITTE & TOUCHE
                                          --------------------------------------
                                          DELOITTE & TOUCHE

Dubai, U.A.E.
December 9, 1997